UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 20, 2006

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts  01238

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Item 8.01.      Other Events.

On June 20, 2006 Wave Systems Corp. (“Wave”) announced that it signed an amendment to an existing Master Software License and Distribution Agreement with STMicroelectronics (“ST”) that permits ST to distribute to PC OEMs, in the Asia-Pacific region, a new suite of Wave’s EMBASSY® security software technology with ST’s trusted computing security chips (known as Trusted Platform Modules or TPMs). The announcement was made by means of a press release entitled “Wave Systems Announces New Licensing Agreement with STMicroelectronics for Additional PC Security Software”. A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit 99.1	Press Release, dated June 20, 2006, announcing the transaction with STMicroelectronics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: June 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated June 20, 2006, announcing the transaction with STMicroelectronics.